As filed with the Securities and Exchange Commission on February 18, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MARRIOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its Charter)

Delaware	52-2055918
(State or other jurisdiction of incorporation or organization)	(IRS. Employer Identification No.)

10400 Fernwood Road

Bethesda, Maryland 20817

(301) 380-3000

(Address of Principal Executive Offices, Zip Code)

MARRIOTT INTERNATIONAL, INC. EXECUTIVE DEFERRED COMPENSATION PLAN

(Full title of the plan)

Edward S. Ryan, Esq.

Executive Vice President and General Counsel

Marriott International, Inc.

Dept. 52/923

10400 Fernwood Road

Bethesda, Maryland 20817

(301) 380-3000

(Name, Address, including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copy to:

Ronald O. Mueller, Esq.

Gibson, Dunn & Crutcher LLP

1050 Connecticut Avenue, N.W.

Washington, DC 20036-5306

(202) 955-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of registration fee
Executive Deferred Compensation Plan Obligations	$150,000,000	100%	$150,000,000	$15,105.00

(1)	Relates to Executive Deferred Compensation Plan Obligations pursuant to the Marriott International, Inc. Executive Deferred Compensation Plan, as amended. The Executive Deferred Compensation Plan Obligations are unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Company’s Executive Deferred Compensation Plan and are represented by an unfunded and unsecured book reserve (the “Reserve”) maintained on our books, and rank pari passu with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding.
(2)	Calculated solely for purposes hereof pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

INTRODUCTION

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Marriott International, Inc., a Delaware corporation (the “Company” or the “Registrant”), and the Marriott International, Inc. Executive Deferred Compensation Plan (the “Deferred Plan”), to register an additional $150,000,000 of unfunded and unsecured obligations (the “Obligations”) of the Company issuable under the Deferred Plan. The Company previously filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-8 (File No. 333-161194) on August 10, 2009 registering $150,000,000 worth of Obligations under the Deferred Plan (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Restated Certificate of Incorporation, incorporated by reference to Exhibit No. 3(i) to the Company’s Form 8-K filed with the SEC on August 22, 2006 (File No. 001-13881).

4.2	Amended and Restated Bylaws, incorporated by reference to Exhibit No. 3(ii) to the Company’s Form 8-K filed with the SEC on June 18, 2014 (File No. 001-13881).

5.1	Opinion of Edward A. Ryan, Esq., on behalf of the Company’s Law Department.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Edward A. Ryan, Esq., on behalf of the Company’s Law Department (filed as part of Exhibit 5.1).

24	Powers of Attorney (included on signature page).

1

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland, on February 18, 2016.

MARRIOTT INTERNATIONAL, INC.
By:	/s/ Arne M. Sorenson
Arne M. Sorenson
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Edward A. Ryan and Bancroft S. Gordon as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Arne M. Sorenson	President, Chief Executive Officer and Director (Principal Executive Officer)	February 18, 2016
Arne M. Sorenson

/s/ Kathleen K. Oberg	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	February 18, 2016
Kathleen K. Oberg

/s/ Bao Giang Val Bauduin	Controller and Chief Accounting Officer (Principal Accounting Officer)	February 18, 2016
Bao Giang Val Bauduin

/s/ J.W. Marriott, Jr.	Chairman of the Board	February 18, 2016
J.W. Marriott, Jr.

/s/ Mary K. Bush	Director	February 18, 2016
Mary K. Bush

/s/ Deborah Marriott Harrison	Director	February 18, 2016
Deborah Marriott Harrison

/s/ Frederick A. Henderson	Director	February 18, 2016
Frederick A. Henderson

/s/ Lawrence W. Kellner	Director	February 18, 2016
Lawrence W. Kellner

/s/ Debra L. Lee	Director	February 18, 2016
Debra L. Lee

/s/ George Muñoz	Director	February 18, 2016
George Muñoz

/s/ Susan C. Schwab	Director	February 18, 2016
Susan C. Schwab

/s/ Steven S Reinemund	Director	February 18, 2016
Steven S Reinemund

/s/ W. Mitt Romney	Director	February 18, 2016
W. Mitt Romney

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Certificate of Incorporation, incorporated by reference to Exhibit No. 3(i) to the Company’s Form 8-K filed with the SEC on August 22, 2006 (File No. 001-13881).

4.2	Amended and Restated Bylaws, incorporated by reference to Exhibit No. 3(ii) to the Company’s Form 8-K filed with the SEC on June 18, 2014 (File No. 001-13881).

5.1	Opinion of Edward A. Ryan, Esq., on behalf of the Company’s Law Department

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Edward A. Ryan, Esq., on behalf of the Company’s Law Department (filed as part of Exhibit 5.1).

24	Powers of Attorney (included on signature page).